UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

Juniata Valley Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania		17059
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-436-8211

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2006, the Board of Directors of Juniata Financial Corp. amended and restated the Company's Bylaws. Article 5 was amended to allow the shareholder to submit electronically, in addition to the previously accepted method in writing, the authorization of another person to act for the shareholder by proxy. Additionally, Article 6 was amended to change the record date that the Board of Directors may fix for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, entitled to receive payment of any dividend or distribution, entitled to receive any allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of shares of the Company’s stock to not more than 90 days prior to any such event. Previously the record date was not more than 40 days prior to such event.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
3.2 Bylaws of Juniata Valley Financial Corp. (Amended and Restated February 21, 2006)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniata Valley Financial Corp.

February 23, 2006	By:	JoAnn McMinn

Name: JoAnn McMinn
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.2	Bylaws of Juniata Valley Financial Corp. (Amended and Restated February 21, 2006)